As filed with the Securities and Exchange Commission on May 8, 2020

Registration No. 333-231000

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

CPFL ENERGIA S.A.

(Exact name of Registrant as specified in its charter)

CPFL ENERGY INCORPORATED

(Translation of Registrant’s name into English)

The Federative Republic of Brazil (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Rua Jorge de Figueiredo Correa, No. 1,632, parte
13.087-397 - Jardim Professora Tarcília, Campinas – São Paulo
Federative Republic of Brazil
+55 19 3756 6211
(Address and telephone number of Registrant’s principal executive offices)

_____________________________________________________
CT Corporation System
28 Liberty Street
New York, New York 10005
(212) 894-8940
(Name, address, and telephone number of agent for service)

With Copy to:

David Flechner, Esq.
Paul Hastings LLP
Avenida Presidente Juscelino Kubitschek, 2041, Tower D, 21st Floor
04543-011 São Paulo, São Paulo
Federative Republic of Brazil
+55 (11) 4765-3009

Approximate date of commencement of proposed sale to the public: Not applicable.  The Registrant is filing this post-effective amendment to remove from registration any securities registered hereunder that remain unsold.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company              ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment No. 1 (this “Post-Effective Amendment”) amends the registration statement on Form F-3, File No. 333-231000 (the “Registration Statement”), of CPFL Energia S.A. (the “Registrant”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2019, and that registered the offer and sale of up to $1,350,000,000 of common shares of the Registrant, without par value (the “Common Shares”), which may be represented by American Depositary Shares (collectively, the “Securities”).

The Registrant has terminated the offering of the Securities contemplated by the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration all Securities registered for offer and sale pursuant to the Registration Statement but not sold under the Registration Statement as of the date hereof.

Subsequent to the effectiveness of this Post-Effective Amendment, the Registrant intends to terminate the registration of its Common Shares, and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, through the filing of a Form 15F with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Campinas, state of São Paulo, Brazil, on May 8, 2020.

CPFL ENERGIA S.A.

By:         _/s/_Yuehui Pan__________________________
Name:    Yuehui Pan
Title:       Chief Financial Executive Officer and Investor Relations Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 promulgated under the Securities Act of 1933, as amended.